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                                                                    EXHIBIT 3.13


                                     BY-LAWS
                                       OF
                             CCA INTERNATIONAL, INC.


                                    ARTICLE I

                                     OFFICES

         The corporation shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located within or outside the State of Delaware as the Board of Directors may determine.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

         2.1 Annual Meeting. A meeting of shareholders of the corporation shall be held annually. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

         2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or the President of the corporation. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

         2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Delaware.

         2.4 Notice. Notice of annual or special shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the corporation.


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         Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or consolidation of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and further comply with all requirements of law.

         2.5 Quorum. At all meetings of shareholders a majority of the outstanding shares of stock entitled to vote at such meeting shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

         2.6 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if written consent setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and any further requirements of law pertaining to such consents have been complied with.



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                                   ARTICLE III

                                    DIRECTORS

         3.1 Management. Subject to these By-laws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

         3.2 Number of Directors. The number of Directors, which shall not be less than one, shall be determined from time to time by the vote of two-thirds of the whole Board. Directors shall be elected at each annual meeting of the shareholders and shall serve for a term of one year and until their successors are elected. A majority of said Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting.

         3.3 Vacancies. The Directors may fill the place of any Director which may become vacant prior to the expiration of his term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant, or may fill any directorship created by reason of an increase in the number of directors, such appointment by the Directors to continue for a term of office until the next election of directors by the Shareholders and until the election and qualification of the successor.

         3.4 Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Directors may be called at any time by the Chairman of the Board or by any two Directors, on two days' written notice to each Director, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in


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writing executed before or after the meeting. Unless otherwise indicated in the notice of the special meeting, any and all business may be transacted at the special meeting. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at any meeting. Attendance in person at any meeting (including attendance by conference telephone or similar equipment as provided in the immediately preceding sentence) shall constitute a waiver of notice thereof.

         3.5 Action in Lieu of Meeting. Any action to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors and any further requirements of law pertaining to such consents have been complied with.

         3.6 Removal. Any Director may be removed from office, with or without cause, upon the majority vote of the shareholders, at a meeting with respect to which notice of such purpose is given.

                                   ARTICLE IV

                                    OFFICERS

         4.1 General Provisions. The officers of the corporation shall consist of a Chairman of the Board, a President, a Vice Chairman of the Board, one or more Vice Presidents, a Secretary and a Treasurer who shall be elected by a majority vote of the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these by-laws. Each officer shall be elected or appointed for a term of office running until the meeting of the Board of Directors following the next annual meeting of the shareholders of the corporation, or


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such other term as provided by resolution of the Board of Directors or the appointment to office. Each officer shall serve for the term of office for which he is elected or appointed and until his successor has been elected or appointed and has qualified or his earlier resignation, removal from office or death. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         4.2 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation. He shall exercise general supervision over the management of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board, when present, shall preside at all directors' and shareholders' meetings.

         4.3 President. The President shall be the chief operating officer of the corporation. He shall exercise general supervision over the day to day business and affairs of the corporation, subject to the approval or acquiescence of the Chairman of the Board, and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board shall from time to time prescribe. In the absence of the Chairman of the Board, or in the event of his inability or refusal to act, the President may perform the duties of the Chairman of the Board, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.

         4.4 Vice Chairman of the Board. In the absence of the President, or in the event of his inability or refusal to act, the Vice Chairman of the Board may perform the duties of the President, and when so acting shall have all the powers and be subject to all the restrictions of the President. The Vice Chairman of the Board shall perform such other duties and have such other


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powers as the Board of Directors, the Chairman of the Board, or the President
may from time to time prescribe.

         4.5 Secretary. The Secretary shall keep minutes of all meetings of the shareholders and Directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the Chairman of the Board or the Board of Directors.

         4.6 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the corporation, shall have the power to recommend action concerning the corporation's affairs to the Chairman of the Board, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the Chairman of the Board or the Board of Directors.

         4.7 Vice Presidents. The corporation may have one or more Vice Presidents, who shall perform such duties and have such powers as may be delegated by the Chairman of the Board or the Board of Directors.

         4.8 Assistant Secretaries and Treasurers. Assistants to the Secretary and Treasurer may be appointed by the Chairman of the Board or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the Chairman of the Board or Board of Directors. Any Assistant Secretary or Assistant Treasurer may, in the absence of the Secretary or Treasurer, respectively, or in the event of his inability or refusal to act, perform the duties, have all the powers, and be subject to all the restrictions of the Secretary or Treasurer, respectively.



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                                    ARTICLE V

                                  CAPITAL STOCK

         5.1 Share Certificates. Share certificates shall be numbered in the order in which they are issued. They shall be signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, seal of the corporation shall be affixed thereto, provided that if any such certificate is countersigned by a transfer agent or registrar other than this corporation or its employee, then any other signature on the certificate may be a facsimile. Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the shares, the number of shares, and the date of issue shall be entered in the corporation's books and on the certificate or its stub. Share certificates exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.

         5.2 Transfer of Shares. Transfers of shares shall be made on the stock books of the corporation by the holder in person or by power of attorney, on surrender of the old certificate for such shares, duly assigned.

         5.3 Voting. The holders of the capital stock shall be entitled to one vote for each share of stock standing in their name.

                                   ARTICLE VI

                                      SEAL

         The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature


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of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the certificates of stock and other appropriate papers.

                                   ARTICLE VII

                                    AMENDMENT

         These by-laws may be amended by majority vote of the Board of Directors at any regular or special meeting of the Board, or by majority vote of the shareholders.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Each director or officer of this corporation, and each person who at its request has served as an officer or director of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified by this corporation as of right to the full extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against such director or officer and incurred in connection with any action, suit or proceeding, pending or threatened, in which such person may be involved by reason of his being or having been a director or officer of this corporation or of such other enterprises. The corporation may, but shall not be obligated to, purchase and maintain insurance on behalf of any such officers and directors against any liabilities asserted against such persons whether or not the corporation would have the power to indemnify such officers and directors against such liability under the laws of the State of Delaware.



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